PURCHASE AND SALE AGREEMENT
                              ----------------------------

             This PURCHASE AND SALE AGREEMENT (the "Agreement") is entered into as of the 21st day of July, 1995, by and among OPON DEVELOPMENT COMPANY, a Colorado partnership ("ODC"), ALLIANCE PETROLEUM INTERNATIONAL CO., a Texas corporation ("Alliance"), and HONDO MAGDALENA OIL & GAS LIMITED, a Jersey, Channel Islands corporation ("Purchaser").


                                  W I T N E S S E T H:
                                  --------------------
             WHEREAS, ODC is the record owner of a zero point eight eight eight seven five percent (0.88875%) interest (the "Interest") in the OPON Association Contract (the "OPON Contract") dated July 15, 1987 by and between ODC and Empresa Colombiana de Petroleos ("ECOPETROL") (the present calculation of the amount of the Interest being subject to the right of ECOPETROL to reacquire a fifty percent (50%) interest in the OPON Contract); and

             WHEREAS, Alliance is the sole beneficial owner of the Interest being held by ODC, under that certain Compensation/Settlement Agreement dated October 17, 1990, by and among Purchaser, Hondo Oil & Gas Company, a Delaware corporation ("Hondo"), Jim C. Roth ("Roth"), International Exploration Advisors ("International"), Gary D. Bell ("Bell"), Alliance and ODC and certain oral agreements between ODC and Alliance (collectively, the "Compensation/Settlement Agreement"); and

             WHEREAS, at the time of execution of the Compensation/Settlement Agreement certain parties were listed collectively, without further allocation among them, as co-recipients of the interests conveyed pursuant to that agreement, including Roth, individually and as managing partner of International, an entity described in the Compensation/Settlement Agreement as a partnership, Bell, individually, and Alliance Petroleum International, an entity described in the Compensation/Settlement Agreement as a partnership and, subsequent to the execution of that Compensation/Settlement Agreement, it was clarified that International was never formally established and that Alliance Petroleum International was actually formed as a Texas corporation; and

             WHEREAS, Roth and Bell acknowledge and represent that no portion of the Interest was accepted or held by International at any time and that any portions of the Interest to which Roth and Bell may have individually been entitled to take ownership were transferred to and held as assets of Alliance of which they were and are the sole shareholders; and

             WHEREAS, Purchaser separately owns an interest in the OPON Contract and desires to increase its interest therein by acquiring the Interest from ODC and Alliance; and

             WHEREAS, Alliance desires to sell and assign its beneficial interest to Purchaser and in connection therewith ODC desires to assign the Interest to Purchaser, and Alliance desires to receive as consideration therefore, freely trading common stock of Hondo; and










             WHEREAS, Hondo is agreeable to the issuance of its common stock in accordance with the terms and conditions hereof in order to facilitate the acquisition of the Interest by Purchaser, which Hondo deems to be in the best interests of Hondo.

             NOW, THEREFORE, for Ten and No/100 Dollars (U.S. $10.00) and other good and valuable consideration to be received by the parties hereunder, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual promises, covenants, representations, and warranties herein contained, the parties hereto agree as follows:

                                       ARTICLE I

                                      THE INTEREST
                                     --------------
             1.1 Purchase and Delivery of the Interest. Upon the basis of the representations and warranties and on the terms and subject to the conditions set forth in this Agreement, Alliance hereby agrees to sell to Purchaser, ODC hereby agrees to assign to Purchaser and Purchaser hereby agrees to purchase from Alliance and receive from ODC, the Interest at the Closing (as hereinafter defined).

             1.2 Calculation of Interest. Each of the parties acknowledges and agrees that the Interest is correctly calculated as of the date of this Agreement as a zero point eight eight eight seven five percent (0.88875%) interest in the OPON Contract.

                                       ARTICLE II

                                     CONSIDERATION
                                     --------------
             As consideration of the sale by Alliance and the delivery of the Interest to Purchaser by ODC as provided in Article I hereof, Purchaser shall cause Hondo to issue to Alliance at the Closing, such number of shares (the "Shares") of Common Stock, $1.00 par value in Hondo (the "Hondo Stock") as shall be equivalent to EIGHT HUNDRED EIGHTY EIGHT THOUSAND SEVEN HUNDRED FIFTY DOLLARS (U.S. $888,750) (the "Sales Price") based upon the closing price on the American Stock Exchange ("AMEX") of such Hondo Stock on the business day immediately prior to the later of
        (i) the effective date (the "Effective Date") of the Registration Statement (as hereinafter defined) as declared by The United States Securities and Exchange Commission (the "Commission") or (ii) the date (the "AMEX Approval Date") AMEX approves the listing of the Shares on its exchange pursuant to an Additional Listing Application (the "Additional Listing Application") to be filed by Hondo. Provided, however, in no event shall the number of the Shares exceed (and in no event shall Hondo be required to issue to Alliance more than) sixty-five thousand (65,000) shares of Hondo Stock. In the event that upon the later of the Effective Date of such Registration Statement or the AMEX Approval Date, Hondo would otherwise be required to issue more than sixty-five thousand (65,000) shares of Hondo Stock as the Shares in order to satisfy the Sales Price, Alliance shall have the right, solely and without the joinder of ODC, to (i) terminate this Agreement upon written notice to Purchaser and ODC, whereupon the transactions contemplated hereunder shall be void and of no further force and effect, or (ii) accept such sixty-five thousand (65,000) shares of Hondo Stock as the Shares in full satisfaction of the Sales Price hereunder. Provided, however, in the event that at any time after the date of this Agreement and prior to the Closing, the closing price of the Hondo Stock on AMEX is Thirteen and 625/1000 Dollars (U.S.$13.625) or less for five
        (5) consecutive business days, then Alliance shall have the right to terminate this Agreement upon written notice to Purchaser and the transactions contemplated hereunder shall be void and of no further force and effect. The Sales Price shall be paid in shares of Hondo Stock only, in no event shall the Purchaser be obligated to pay the Sales Price in cash or any other funds whatsoever. The parties acknowledge and agree that no portion of the Sales Price shall be payable to ODC.

                                      ARTICLE III

                            REGISTRATION OF THE HONDO STOCK
                            -------------------------------
             Upon execution of this Agreement, Purchaser shall be obligated to cause Hondo to (i) prepare and file with the Commission a registration statement on an appropriate form, together with all necessary amendments thereto, with respect to the Shares (the "Registration Statement") as soon as is reasonably possible; (ii) use its best efforts to cause such Registration Statement to become effective as soon as is reasonably possible and to remain effective; and (iii) perform such other actions as shall be necessary to issue and deliver such Shares to Alliance, including, but not limited to, preparing and delivering as soon as is reasonably possible the Additional Listing Application to AMEX. Purchaser shall provide Alliance courtesy copies of all materials that are otherwise publicly available which relate to the Registration Statement or the Additional Listing Application and which are filed with the Commission and/or AMEX.

                                       ARTICLE IV

                                        CLOSING
                                        -------
             4.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of WINSTEAD SECHREST & MINICK P.C. in Houston, Texas, or such other mutually acceptable location in Houston, Texas as shall be selected by the parties, within two (2) days from the later of (i) the Effective Date of the Registration Statement or (ii) the AMEX Approval Date. In the event that the Closing has not occurred prior to seventy-five (75) days from the date of this Agreement, then this Agreement shall be deemed terminated and the transactions contemplated hereunder shall be void and of no further force and effect without any further action on the part of the parties whatsoever. The parties acknowledge and agree that the approval of ECOPETROL to the transactions contemplated by this Agreement shall be obtained by Purchaser and ODC following the Closing.

             4.2 Purchaser's Obligations at Closing. At Closing, Purchaser shall deliver to Alliance the Shares in payment of the Sales Price. The Shares will be registered under the Securities Act of 1933, as amended, will bear no restrictive legends and will be freely transferable by Alliance. At Closing, Purchaser shall reimburse Alliance for the amount of any cash calls actually paid by Alliance that are made after the date of this Agreement and prior to Closing by the operator, Amoco Colombia Petroleum Company ("Amoco"), under that certain New Operating Agreement dated as of August 9, 1993 by and among Amoco, Purchaser and ODC (the "New Operating Agreement"). Such reimbursement shall be made by Purchaser in cash or, if applicable, in the same form of payment made by Alliance to Amoco. At Closing, Purchaser shall assume any debts, liens or other obligations that burden the Interest and are created under that certain Funding Agreement for Tier I Development Project dated as of May 5, 1995 by and among Amoco, Purchaser and ODC, if, as and when such agreement becomes effective.

             4.3 Alliance's Obligations at Closing. At Closing, Alliance shall execute and deliver or cause to be executed and delivered such additional mutually acceptable documentation as shall be necessary to effect the assignment of the beneficial interest in the Interest to Purchaser.

             4.4 ODC's Obligations at Closing. At Closing, ODC shall execute and deliver an assignment in recordable form (in Colombia) or other suitable documentation in the form substantially similar to that attached to this Agreement as Exhibit "A", reflecting the assignment of the Interest to Purchaser. In addition, ODC shall certify to Purchaser, through such reasonably acceptable documentation as Purchaser shall request, that all joint account or other equivalent billings for the Interest are or shall be current as of the date of the Closing.

             4.5 Mutual Release and Termination Agreement. In addition, at the Closing, as additional consideration for the obligations of the parties hereunder, each of the parties shall execute and deliver a mutual release and termination agreement in the form attached to this Agreement as Exhibit "B."

             4.6 Taxes. Alliance and Purchaser shall be responsible for their respective income or other taxes due in any taxing jurisdiction (foreign or domestic) on account of the transactions contemplated by this Agreement. In no event shall ODC bear any responsibility for any taxes imposed as a result of the transactions contemplated by this Agreement. Alliance or Purchaser, as applicable, shall be entitled to any benefits or credits resulting from the payment of any such taxes by Alliance or Purchaser, respectively.

             4.7 Condition to Closing. Notwithstanding anything to the contrary set forth herein, to the extent deemed necessary by Purchaser, the Closing shall be expressly subject to and contingent upon Purchaser obtaining a written waiver acceptable to Purchaser by Amoco of certain preferential purchase rights which Amoco may have pursuant to that certain Farmout Agreement dated as of August 9, 1993 by and between Amoco, ODC and Purchaser (the "Farmout Agreement"). Purchaser shall notify Amoco of the transaction contemplated by this Agreement and request Amoco to provide a waiver of such preferential purchase rights within fourteen (14) days from the date of this Agreement or the contingency in this Paragraph 4.7 to Closing shall be deemed waived by Purchaser.

                                       ARTICLE V

                       REPRESENTATIONS AND WARRANTIES OF ALLIANCE
                      -------------------------------------------
             Alliance and its individual shareholders, Roth and Bell, hereby represent and warrant to Purchaser and ODC, each of which representations and warranties is hereby deemed material, as follows:

             5.1 Title to Interest. Alliance owns one hundred percent (100%) of the beneficial interest in the Interest. Alliance has not created, and will not prior to Closing create any restrictions or conditions to transfer or assignment, rights of first refusal, preferential purchase rights, pending litigation, mortgages, liens, pledges, charges, encumbrances, equities, claims, covenants, conditions, restrictions or other limitations upon title of any nature whatsoever affecting the Interest.

             5.2 Consents and Approvals. Except with respect to the Registration Statement, the Additional Listing Application and the waiver of Amoco referenced in Section 4.7, no consent, approval or authorization of, or filing or registration with any national or foreign governmental authority or any other party whatsoever is required to be made or obtained by Alliance in connection with the execution, delivery or performance of this Agreement by Alliance or the consummation by Alliance of the transactions contemplated hereby.

             5.3 Validity of Representations. No representation by Alliance, nor any agreement or other document furnished or to be furnished by Alliance to Purchaser pursuant to this Agreement, or in connection with the transactions contemplated herein, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

             5.4 Broker's or Finder's Fees. Alliance has not incurred any obligation or liability, contingent or otherwise, for any broker's or finder's fees in connection with the transactions contemplated by this Agreement.

             5.5 Capacity; Validity of Agreement. Alliance has the capacity, authority and legal right to execute, deliver and perform its obligations under this Agreement. This Agreement, upon due execution by the parties hereto, will constitute a legal, valid and binding obligation of Alliance, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

             5.6 Disclosure. Alliance has provided to Purchaser any and all material documentation related to the Interest and the ownership thereof and disposition hereunder by Alliance. Alliance is experienced and knowledgeable in business and financial matters in general and in the industry in which the parties are involved in particular, and is capable of evaluating the transactions provided for herein. Furthermore, Alliance has sought and obtained such independent advice and counsel as it deems appropriate with respect to the transactions contemplated hereby. Alliance acknowledges and agrees that Purchaser and ODC have provided Alliance with any and all information deemed to be material by Alliance with respect to the Hondo Stock, the Interest, and the acquisition of the Interest hereunder by Purchaser. Alliance acknowledges and agrees that it has been given an opportunity to make inquiries and receive answers of Purchaser and ODC with regard to the Hondo Stock, the Interest and the acquisition of the Interest hereunder by Purchaser and to obtain any such information from Purchaser and ODC that is necessary to clarify the accuracy of the information provided by Purchaser or ODC.

                                       ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES OF ODC
                         -------------------------------------
             ODC hereby represents and warrants to Purchaser and Alliance, each of which representations and warranties is hereby deemed material, as follows:

             6.1 Title to Interest. ODC holds one hundred percent (100%) of the Interest as nominee for purposes of holding record title for Alliance. ODC has not created, and will not prior to Closing create, any restrictions or conditions to transfer or assignment, mortgages, liens, pledges, charges, encumbrances or other limitations upon title of any nature whatsoever affecting the Interest, except any such matters created in agreements among ODC, Purchaser and Amoco, or any two (2) of them.

             6.2 Broker's or Finder's Fees. ODC has not incurred any obligation or liability, contingent or otherwise, for any broker's or finder's fees in connection with the transactions contemplated by this Agreement.

             6.3  Capacity; Validity of Agreement.   ODC has the capacity,
        authority and legal right to execute, deliver and perform its obligations under this Agreement. This Agreement, upon due execution by the parties hereto, will constitute a legal, valid and binding obligation of ODC, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                                      ARTICLE VII

                      REPRESENTATIONS AND WARRANTIES OF PURCHASER
                      -------------------------------------------
             Purchaser hereby represents and warrants to Alliance and ODC, each of which representations and warranties is hereby deemed material, as follows:

             7.1 Consents and Approvals. Except with respect to the Registration Statement, the Additional Listing Application and the waiver of Amoco referenced in Section 4.7, no consent, approval or authorization of, or filing or registration with any national or foreign governmental authority or any other party whatsoever is required to be made or obtained by Purchaser in connection with the execution, delivery or performance of this Agreement by Purchaser or the consummation by Purchaser of the transactions contemplated hereby.

             7.2 Broker's or Finder's Fees. Purchaser has not incurred any obligation or liability, contingent or otherwise, for any broker's or finder's fees in connection with the transactions contemplated by this Agreement.

             7.3 Validity of Representations. No representation or warranty of Purchaser contained herein, nor any agreement or other document furnished or to be furnished to Alliance pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

             7.4  Capacity; Validity of Agreement.    Purchaser has the
        capacity, authority and legal right to execute, deliver and perform its obligations under this Agreement. This Agreement, upon due execution by the parties hereto, will constitute a legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

             7.5 Disclosure. Purchaser has delivered to Alliance the following documents filed by Hondo pursuant to the Securities Exchange Act of 1934, as amended; Annual Report on Form 10-K for the fiscal year ended September 30, 1994; Proxy Statement dated January 30, 1995; Quarterly Reports on Form 10-Q for the quarters ended December 31, 1994 and March 31, 1995; and Current Reports on Form 8-K dated November 29, 1994 and March 3, 1995.

                                      ARTICLE VIII

                                    INDEMNIFICATION
                                    ---------------
             8.1 Indemnification by Alliance. Alliance hereby agrees to indemnify, reimburse and hold Purchaser (and with respect to Subsection A, Purchaser and ODC) harmless from and against:

                  A. All losses, expenses, damages and liabilities suffered or incurred by such indemnified party as a result of the untruth or breach of any representation or warranty by Alliance, or the failure of Alliance to perform any agreement or obligation of Alliance, contained in this Agreement or in any agreement or other document furnished or to be furnished by Alliance pursuant to this Agreement or in connection with the transactions contemplated by this Agreement;

                  B. Any and all losses, expenses, damages, liabilities, claims, demands and judgments arising from the ownership of the Interest prior to the Closing, but only to the extent that they arise out of or result from any transaction not otherwise giving rise to a right of indemnification of Alliance hereunder; and

                  C. Any and all losses, expenses, damages, liabilities, suits, demands, exceptions, judgments, costs and expenses incident to any of the foregoing matters described in this Section.

             8.2 Indemnification by Purchaser. Purchaser hereby agrees to indemnify, reimburse and hold harmless Alliance from and against:

                  A. All losses, expenses, damages and liabilities suffered or incurred by Alliance as a result of the untruth or breach of any representation or warranty by Purchaser, or the failure of Purchaser to perform any agreement or obligation of Purchaser, contained in this Agreement or in any agreement or other document furnished or to be furnished by such Purchaser pursuant to this Agreement or in connection with the transactions contemplated by this Agreement;

                  B. Any and all losses, expenses, damages, liabilities, claims, demands and judgments arising from the ownership of the Interest following the Closing, but only to the extent that they arise out of or result from any transaction not otherwise giving rise to a right of indemnification of Purchaser hereunder; and

                  C. Any and all losses, expenses, damages, liabilities, suits, demands, exceptions, judgments, costs and expenses incident to any of the foregoing matters described in this Section.

                  8.3 Cooperation of Parties. The parties hereto shall reasonably, diligently, and in good faith, cooperate with each other in connection with the investigation, accounting, disposition, or payment of any matter reasonably believed to give rise to a right of indemnification under Section 8.1 or 8.2 of this Agreement.

                                       ARTICLE IX

                                     MISCELLANEOUS
                                     -------------
             9.1 Expenses. Each of the parties shall pay its own costs and expenses, including attorney's and accounting fees, incurred by such party or for such party s benefit in connection with the negotiation, preparation, consummation and performance of this Agreement and the transactions provided for herein. Alliance shall continue to be responsible for all billings and administrative expenses related to the Interest due to ODC with respect to periods or actions prior to the Closing. Alliance shall pay at or prior to the Closing, any and all outstanding administrative expenses or other obligations related to the Interest which are otherwise due to ODC in connection with the ownership of the Interest prior to the Closing subject to normal industry auditing procedures.

             9.2 Survival of Representations. Notwithstanding any investigation made by or on behalf of a party or parties, all representations, warranties, and covenants made by the parties each to the other in this Agreement or pursuant hereto shall survive the Closing and the consummation of the transactions contemplated by this Agreement.


             9.3 No Assignment. This Agreement shall not be assigned by any party hereunder, the parties' intention hereunder being to reflect that the Purchaser's obligation to cause the Hondo Stock to be delivered to Alliance shall be personal to Alliance only and that Alliance's and ODC's obligation to assign and deliver the Interest hereunder shall be personal to the Purchaser only. Accordingly, neither ODC nor Alliance shall assign or deliver the Interest (or any portion thereof) to any party other than Purchaser prior to the Closing or earlier termination of this Agreement.

             9.4 Entire Agreement. This Agreement and any documents executed or delivered by the parties pursuant to this Agreement, constitute the entire understanding and agreement of the parties hereto and supersede all other prior agreements and understandings, written or oral, between the parties.

             9.5 Further Instruments. The parties hereto will, upon execution of the Agreement or any time thereafter, deliver and/or execute such further instruments as may reasonably be requested by the other party which are necessary or appropriate with respect to the consummation of the transactions contemplated by this Agreement. None of the documents or instruments requested hereunder shall contain an undertaking or representation inconsistent with the undertakings and representations contained in this Agreement.

             9.6 Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed certified or registered mail, return receipt requested, with first class postage prepaid or by facsimile:

             (a)  If to Alliance:Alliance Petroleum International Co.
                                 11711 Memorial Drive, Suite 260
                                 Houston, Texas 77024
                                 Facsimile:  (713) 975-6088
                                 Attn:  Jim C. Roth

             (b)  If to Purchaser:Hondo Magdalena Oil & Gas Limited
                                  410 East College Boulevard
                                  Roswell, New Mexico 88201
                                  Facsimile:  (505) 625-6829
                                  Attn: C. B. McDaniel,
                                  Assistant Secretary

                  with a copy to: Douglas S. Craig, Jr., Esquire
                                  Winstead Sechrest & Minick P.C.
                                  910 Travis Building, Suite 1700
                                  Houston, Texas 77002-5895
                                  Facsimile: (713) 951-3800

             (c)  If to ODC:  OPON Development Company
                              1675 Broadway Suite 1050
                              Denver, Colorado 80202
                              Facsimile:  (303) 629-6233
                              Attn:Douglas L. Childs

        or such other persons or addresses of which the parties shall give notice in accordance with this Section.

             9.7 Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

             9.8 Governing Law. This Agreement shall be governed by, construed and interpreted according to, the laws of the state of Texas, U.S.A. without regard to the conflicts of laws principles thereof and venue for any matter shall lie exclusively in the courts of Harris County, Texas, U.S.A. This Agreement calls for performance and shall be performable in Harris County, Texas, U.S.A.

             9.9 Waiver. No term, provision, or condition of this Agreement shall be waived except in a writing signed by the party waiving compliance and any such written waiver in any one or more instances shall not be deemed to be a further continuing waiver of any such term, provision, or condition of this Agreement.

             9.10 Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

             9.11 Amendments and Modifications. Any and all amendments and modifications of this Agreement must be in writing signed by each of the parties hereto.

             9.12 Arbitration. Any dispute or controversy arising hereunder or in connection with this Agreement (other than disputes or controversies involving injunctive relief) shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in Houston, Texas, U.S.A. in accordance with the rules of the American Arbitration Association then in effect.

             9.13 Non-Disclosure. From the date of this Agreement through such date as is thirty (30) days from the date of the Closing, no disclosure of the terms of this Agreement, the subject matter hereof, nor any confirmation or other information regarding this Agreement shall be made by any party hereto to any party whatsoever (excluding any disclosure required by any governmental authorities, disclosure to such parties' legal and financial advisors or lenders any disclosure to Amoco and, with respect to Purchaser or Hondo on Purchaser's behalf, any public announcement in connection with the Registration Statement or the Additional Listing Application or to comply with the disclosure requirements of U.S. securities laws and AMEX's listing requirements) without the express prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

             IN WITNESS WHEREOF, the parties hereto hereby execute this Agreement as of the day and year first written above.

             NOTICE OF INDEMNIFICATION: THE PARTIES TO THIS AGREEMENT HEREBY ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT CONTAINS INDEMNIFICATION PROVISIONS IN ARTICLE VIII.

                                      ALLIANCE:

                                      ALLIANCE PETROLEUM INTERNATIONAL CO.,
                                      a Texas corporation


                                      By:       /s/ Gary D. Bell
                                                ---------------------------
                                      Name:     Gary D. Bell
                                                ---------------------------

                                      Title:    President
                                                ---------------------------


             Roth and Bell hereby execute this Agreement in their individual capacities for the limited purpose of evidencing their acknowledgment and agreement to the terms of the second, third and fourth recitals on the first page, Section 4.5 and Article V hereof.


                                      ROTH:     /s/ Jim C. Roth
                                                ---------------------------
                                                JIM C. ROTH


                                      BELL:     /s/ Gary D. Bell
                                                ---------------------------
                                                GARY D. BELL


                                      PURCHASER:

                                      HONDO MAGDALENA OIL & GAS LIMITED,
                                      a Jersey, Channel Islands corporation



                                      By:       /s/ C. B. McDaniel
                                                ---------------------------

                                      Name:     C.B. McDaniel
                                                ---------------------------

                                      Title:    Assistant Secretary
                                                ---------------------------

                                      ODC:

                                      OPON DEVELOPMENT COMPANY,
                                      a Colorado partnership

                                           By:  CHASE OPON, LTD.,
                                                a Colorado limited part-
                                                nership, its managing
                                                general partner


                                           By:  CHASE PETROLEUM, LTD.,
                                                a Colorado limited part-
                                                nership, its sole general
                                                partner


                                           By:  CHILDS PETROLEUM
                                                CORPORATION,
                                                a Colorado corporation,
                                                its sole general partner



                                           By:  /s/ Douglas K. Childs
                                                ---------------------
                                                Douglas K. Childs,
                                                President